2825 Airview Boulevard
Kalamazoo, MI 49002
NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS OF STRYKER CORPORATION

Date:	April 29, 2015

Time:	2:00 p.m., Eastern Time

Place:	Radisson Plaza Hotel & Suites at The Kalamazoo Center, Kalamazoo, Michigan
Items of Business:

•	Elect nine directors;

•	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

•	Conduct an advisory vote to approve the Company’s named executive officer compensation; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement.
We invite all shareholders to attend the meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business and have a chance to meet our directors and executive officers. Our Annual Report on Form 10-K for the year ended December 31, 2014 is enclosed.
Only shareholders of record on March 2, 2015 may vote at the meeting.
Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Dean H. Bergy
Vice President, Corporate Secretary
March 19, 2015

Important Notice Regarding Availability of
Proxy Materials for the Shareholders Meeting
on April 29, 2015
The proxy statement, our 2014 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

2825 Airview Boulevard
Kalamazoo, MI 49002
____________________
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 29, 2015
____________________

GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of Stryker Corporation to be held on April 29, 2015 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 19, 2015.
What am I voting on?
You will be voting on three proposals at our annual meeting:

•	Election of nine directors;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015; and

•	Advisory vote to approve the Company’s named executive officer compensation.
What are the recommendations of the Board of Directors?
All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified, the proxy holders will vote your shares according to the recommendations of the Board of Directors, which are included in the discussion of each matter later in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	FOR the election of the nominees for directors;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015; and

•	FOR the approval of the resolution set forth in Proposal 3 regarding the advisory vote to approve the Company’s named executive officer compensation.
In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the meeting.
Who is entitled to vote?
At the close of business on March 2, 2015, the record date for the meeting, 378,976,916 shares of our common stock, $0.10 par value (“Common Stock”), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at that time.
How do I vote?
If you are a shareholder of record, you may vote by proxy in any of the following ways:

•
By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

•
By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on April 28, 2015.
You may also vote in person at the annual meeting or you may be represented by another person at the meeting by executing a proxy designating that person.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.
May I change my mind after submitting a proxy?
If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Vice President, Corporate Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or

•	Voting by ballot at the annual meeting.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.
What are broker non-votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015).
What is the required vote?
In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). The other matters require the affirmative vote of a majority of the votes cast at the meeting. On all matters, abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect.
Will the annual meeting be webcast?
You may access our annual meeting via webcast or telephone. Information about the webcast, which will include both the audio and the slide presentation from the meeting, is available in the Calendar of Events area of the Investor section of our website at www.investorevents.stryker.com. The telephone number to listen to the meeting is 888-771-4371 (U.S.) or 847-585-4405 (International) and the passcode is 38946241. An archived copy of the webcast will continue to be available on our website until June 30, 2015.
How do I obtain directions to the annual meeting?
Directions are available at www.proxymaterials.stryker.com.
Can I access these proxy materials on the internet?
This proxy statement, our 2014 Annual Report on Form 10-K and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

____________________
Stryker’s 2014 Annual Review Available Online
As a part of our strategy to be environmentally conscious and financially responsible, printed copies of our Annual Review are no longer being mailed to shareholders. The 2014 Annual Review, which contains a Letter to Shareholders from our Chairman, is available online at www.stryker.com/2014.

STOCK OWNERSHIP
Principal Shareholders
The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Class (%)
Greenleaf Trust	29,170,088(1)	7.7
211 South Rose Street
Kalamazoo, Michigan 49007
Capital Research Global Investors	29,051,133(2)	7.7
333 South Hope Street
Los Angeles, California 90071
Ronda E. Stryker	27,710,948(3)	7.3
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
John W. Brown	20,056,200(4)	5.3
750 Trade Centre Way
Portage, Michigan 49024
The Vanguard Group, Inc.	19,449,374(5)	5.1
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
______________

(1)
This information is based solely on information as of December 31, 2014 contained in a filing with the U.S. Securities and Exchange Commission (“SEC”) on February 12, 2015. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 522,262 of such shares, shared voting power with respect to 28,647,826 of such shares, sole dispositive power with respect to 512,682 of such shares and shared dispositive power with respect to 28,657,406 of such shares. See note (3) below regarding the shared voting power and dispositive power with respect to 17,207,398 of such shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the “Stryker Family Trust”).

(2)
This information is based solely on information as of December 31, 2014 contained in a filing with the SEC on February 13, 2015. Capital Global Research Investors has sole voting power and dispositive power with respect to all of such shares.

(3)
This information is based solely on information as of January 31, 2015 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 64,893 shares that she has the right to acquire within 60 days of January 31, 2015 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and dispositive power with respect to 10,435,180 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared dispositive power with respect to 28,370 shares, no voting and shared dispositive power with respect to 40,000 shares and shared voting and dispositive power with respect to the remaining 17,207,398 shares. As a result of certain rights that she has under the terms of the Stryker Family Trust, Ms. Stryker may be deemed to share voting power and dispositive power with respect to the 17,207,398 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (1) above.

(4)
This information is based solely on information as of December 31, 2014 contained in a filing with the SEC on February 13, 2015. Mr. Brown has sole voting and dispositive power with respect to 19,796,200 of the shares of Common Stock shown as beneficially owned by him and shared voting and dispositive power with respect to 260,000 shares.

(5)
This information is based solely on information as of December 31, 2014 contained in a filing with the SEC on February 11, 2015. The Vanguard Group has sole voting power with respect to 536,397 shares, sole dispositive power with respect to 18,957,428 shares and shared dispositive power with respect to 491,946 shares.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information about the ownership of Common Stock as of January 31, 2015 by our current directors, all of whom are standing for reelection, the executive officers identified as our Named Executive Officers (“NEOs”) in the “Compensation Discussion and Analysis” on page 9 and all of our executive officers and directors as a group.

Name	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(4)	Percentage of Outstanding Shares (%)
Directors:
Howard E. Cox, Jr.	605,337	56,893	662,230	*
Srikant M. Datar, Ph.D.	5,605	34,248	39,853	*
Roch Doliveux, DVM	15,765	8,945	24,710	*
Louise L. Francesconi	14,605	56,893	71,498	*
Allan C. Golston	5,355	10,923	16,278	*
Kevin A. Lobo	8,742	218,627	227,369	*
William U. Parfet	308,348	56,693	365,041	*
Andrew K. Silvernail	0	1,960	1,960	*
Ronda E. Stryker	27,646,055	64,893	27,710,948	7.3
Named Executive Officers(1):
William R. Jellison	1,000	18,955	19,955	*
Timothy J. Scannell	43,035	437,745	480,780	*
Ramesh Subrahmanian	12,355	74,687	87,042	*
David K. Floyd	75	37,676	37,751	*
Executive officers and directors as a group (19 persons)	28,740,933	1,494,576	30,235,509	8.0
______________

*	Less than 1%.

(1)	Other than Kevin A. Lobo, who is also a director.

(2)	Excludes shares that may be acquired through stock option exercises or vesting of restricted stock units or performance stock units within 60 days after January 31, 2015.

(3)	Includes shares that may be acquired within 60 days after January 31, 2015 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.

(4)
Except for the shared beneficial ownership of certain shares of Common Stock by Ms. Stryker (17,275,768 shares) and Dr. Datar (1,000 shares), such persons hold sole voting and dispositive power with respect to the shares shown in this column.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS
We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governanceguidelines. During 2014, the Board held nine meetings. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in 2014. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board attended the 2014 annual meeting.

Board’s Role in Strategic Planning and Risk Oversight
Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of the shareholders and consistent with good corporate practice. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors risk and performance. At one meeting each year, the Board and management focus on the Company’s overall strategic plan and direction. At the meeting in December, the capital plan and budget for the next year are reviewed. A fundamental part of setting the Company’s business strategy is the assessment of the risks the Company faces and how they are managed. The Board and the Audit Committee and the Governance and Nominating Committee meet regularly throughout the year with our financial, treasury, internal audit, legal and compliance management teams to assess the financial, legal/compliance and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company’s risk management processes.
Independent Directors
Under the listing standards of the New York Stock Exchange (“NYSE”), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that all of our current directors other than Mr. Lobo are independent under the NYSE listing standards. That determination was based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Silvernail the transactions with IDEX Corporation that are discussed under “Certain Relationships and Related Party Transactions” beginning on page 7, and on discussions with the directors. In the case of Ms. Stryker, the Board also considered that the Company spent $290,000 in 2014 on functions and meetings, including the 2014 annual meeting, held at hotel, restaurant and entertainment properties in Kalamazoo (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by the controller of Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ronda Stryker’s husband. The Board has determined that the relationship with Greenleaf Hospitality is not material under the circumstances, including the modest nature of the transactions compared to the total revenues of Stryker and Greenleaf Hospitality, the ordinary course status of the transactions and the arm’s length nature of the transactions, including a Stryker discounted rate from Greenleaf Hospitality.
Board Committees
Our Board has three committees. The current membership, number of meetings held during 2014 and the function performed by each of these committees is described below. These committees act under written charters approved by the Board. The applicable committee and the Board review and reassess the charters annually.
None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Governance and Nominating Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.
Audit Committee — Mr. Golston (Chair), Mr. Cox, Dr. Datar and Mr. Silvernail currently are members of the Audit Committee, which met seven times during 2014. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), oversees the Company’s financial reporting process on behalf of the Board of Directors. It meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/auditcommitteecharter. For further information, see “Audit Committee Report” on page 33. The Board has determined that each of Mr. Golston, Mr. Cox, Dr. Datar and Mr. Silvernail is considered an “audit committee financial expert” for purposes of applicable SEC rules.
Compensation Committee — Mr. Parfet (Chair), Dr. Doliveux and Ms. Francesconi currently are members of the Compensation Committee, which met six times during 2014. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Committee also administers and grants awards under the Company’s equity-based compensation plans. Management provides recommendations to the Committee concerning salary, bonus potential and stock awards for our executive officers. The Chief Executive Officer’s compensation is subject to final approval by the independent directors. For further information, see the Compensation Committee’s charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/compensationcommitteecharter and “Compensation Discussion and Analysis” beginning on page 9.
Our Compensation Committee has the authority to retain and terminate a compensation consulting firm to assist the Committee in the evaluation of executive and non-employee director compensation. For 2014, Hay Group, Inc. was engaged directly by the Committee to assist by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;

•	Reviewing the competitiveness of total compensation for the members of our executive leadership team;

•	Reviewing and giving its opinion on management’s recommendations for executive compensation and equity plan design and practices; and

•	Participating in Compensation Committee meetings when requested by the Committee Chair.
The Compensation Committee considers Hay Group to be an independent advisor as a result of the following factors:

•	Hay Group was retained by and reports directly to the Compensation Committee;

•
Hay Group has provided no services to the Company in the past eight years other than the advisory services related to compensation that were provided to the Compensation Committee and the Board. However, Hay Group is not prohibited from providing other services to the Company or management. Management has agreed to notify the Compensation Committee of any potential services, including related fees, that Hay Group might be asked to perform. The Compensation Committee has established a requirement that the Committee Chair pre-approve additional Hay Group services if the aggregate fees would exceed $10,000 in any year;

•
Hay Group’s confirmation that the fees charged to Stryker in 2014 were less than one-half of one percent of Hay Group’s total annual revenue, which indicates that Hay Group does not rely upon Stryker for a significant portion of its total business;

•	Hay Group’s confirmation that Hay Group has internal policies and procedures that prevent conflicts of interest;

•	There are no business or personal relationships between Hay Group’s lead consultant on our account and members of Stryker’s Compensation Committee;

•	There are no business or personal relationships between Hay Group or its lead consultant and any executive officer of Stryker; and

•	Hay Group’s confirmation that Hay Group’s lead consultant does not own Stryker Common Stock.
Governance and Nominating Committee — Ms. Francesconi (Chair), Dr. Doliveux, Mr. Parfet and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met five times during 2014, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and management and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee has oversight responsibility with respect to compliance, legal and regulatory affairs/quality assurance issues. It meets at least once a year in executive session with each of our Group President, Global Quality and Operations, Chief Financial Officer, General Counsel and Chief Compliance Officer to review the Company’s compliance with laws and regulations and major legislative and regulatory developments that may have a significant impact on the Company. For further information, see the charter of the Governance and Nominating Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governancenominatingcommitteecharter. When seeking to identify an individual to become a director to fill a new position or vacancy, the Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Committee is committed to actively identifying, recruiting and advancing diverse candidates, including women and minority candidates, in any search process. The Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skill and a person’s availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, and giving the candidate’s name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.
Compensation Risks

Pay Governance, a consulting firm that was determined by the Compensation Committee to be independent using the factors discussed above with regard to Hay Group, conducted a risk assessment of our executive compensation program in 2013 that concluded that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Pay Governance report and discussed it with management at the time it was received. The Committee concurred with the conclusion and, in doing so, specifically noted the following risk mitigation factors regarding our executive compensation policies, practices and programs:

•	The blend of pay delivery (fixed versus variable, cash versus stock and short- versus long-term compensation) is in line with market practices;

•	Annual bonus plan design:

•	Goals are challenging to achieve, calibrated annually and set to drive performance, which ties to Stryker’s long-term profitability and strategic plan; and

•	Payouts are based on multiple performance measures and are capped at 200% of target level;

•	Stock awards have multi-year vesting requirements, typically ranging from three to five years;

•	Performance stock units are only earned if the specified financial goals are achieved and are capped at 200% of target level;

•
Guidelines are in place with respect to stock ownership and share retention on option exercises and the prohibition of hedging, using derivative securities or short selling as it relates to Stryker stock; and

•
Compensation plan governance is well defined and includes the Board of Directors and Compensation Committee as well as many functional areas within Stryker, including finance, human resources and legal.

Our compensation program has not materially changed since Pay Governance conducted its risk assessment except that we adopted a more comprehensive recoupment policy as discussed under “Recoupment Policy” on page 21. We continue to believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.

Board Leadership Structure
The Board of Directors believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past, both approaches have been used. Prior to February 2012, the roles of Chairman and Chief Executive Officer were combined upon the retirement of John W. Brown as Chairman in 2010 and, from 1981 to 2004, Mr. Brown had served as both Chairman and Chief Executive Officer. In February 2012, at the time of transition in the Chief Executive Officer position, initially to an Interim Chief Executive Officer, Mr. Parfet, who had served as the Lead Independent Director since 2004, was named Non-Executive Chairman. At the time Mr. Lobo was named President and Chief Executive Officer in October 2012, the Board of Directors determined that it was advisable that Mr. Parfet continue to serve as the independent Non-Executive Chairman to allow Mr. Lobo time as our new Chief Executive Officer to concentrate on the Company’s business operations.
In July 2014, as Mr. Lobo approached the second anniversary of becoming President and Chief Executive Officer, the Board of Directors reassessed the leadership structure of the Board and, after considering the pros and cons of the alternatives in light of the Company’s operating and governance environment at the time, concluded that the most effective leadership structure would be for Mr. Lobo to serve in the combined role of Chairman of the Board, President and Chief Executive Officer and have full responsibility for the day-to-day management of the Company. This decision reflected the Directors’ strong belief that Mr. Lobo had demonstrated the leadership and vision necessary to lead the Board and the Company and acknowledged the Company’s strong performance under his leadership. The Board also took into consideration the strong governance structures and processes in place, which are reflected in the Corporate Governance Guidelines and the committee charters discussed above and provide the counterbalance that ensures the independence of the Board and prevents dominance of the Board by senior management.
Also in July 2014, the independent Directors selected Mr. Parfet as Lead Independent Director, a position within Stryker that entails significant responsibility and opportunity for independent Board leadership. In that role, Mr. Parfet is responsible for coordinating the activities of the independent directors. He chairs the executive sessions of the independent directors and also acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that he is responsible for as the Lead Independent Director include working with Mr. Lobo and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items, directing the retention of consultants who report directly to the Board when deemed appropriate, consulting with the Governance and Nominating Committee concerning the members and chairpersons of Board committees and assisting management and the Board in assuring compliance with and implementation of the Corporate Governance Guidelines. He also facilitates discussion among the non-management directors on key issues and concerns outside of Board meetings.
Executive Sessions of Independent Directors
An executive session of the non-management directors is held in conjunction with each meeting of the Board to provide an opportunity for discussion of topics of concern without any member of management being present. In the past, when the Board included a non-management director who was not considered independent, an executive session of only the independent directors was held at least once a year. That practice will be followed in the future if the situation arises.
Contacting the Board of Directors
Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.
Code of Conduct/Code of Ethics
We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Conduct and Code of Ethics are posted in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.
Certain Relationships and Related Party Transactions
Under our Related Party Transactions Policy, which is in writing and was adopted by the Board of Directors, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.
Andrew K. Silvernail is Chairman and Chief Executive Officer of IDEX Corporation, an applied solutions company with $2.1 billion of sales in 2014 that specializes in fluid and metering technologies, health and science technologies and safety and other diversified products. In 2014, the Company purchased equipment and components used in the development and manufacturing of products from subsidiaries of IDEX Corporation at an aggregate cost of $3,083,000 in the ordinary course of business. At its February 2015 meeting, the Audit Committee authorized the Company to continue to purchase equipment and components from IDEX subsidiaries in the ordinary course of business up to $15,000,000.

COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under “Executive Compensation” beginning on page 24 of this proxy statement.
Named Executive Officers
The names and titles of our NEOs for purposes of this proxy statement are:

Name	Title
Kevin A. Lobo	Chairman, President and Chief Executive Officer
William R. Jellison	Vice President, Chief Financial Officer
Timothy J. Scannell	Group President, MedSurg and Neurotechnology
Ramesh Subrahmanian	Group President, International(1)
David K. Floyd	Group President, Orthopaedics
______________

(1)
Mr. Subrahmanian works as a U.S. expatriate in Singapore and certain compensation items are paid in Singapore Dollars (SGD). U.S. Dollar (USD) amounts in this proxy statement with respect to Mr. Subrahmanian have been calculated using average exchange rates (ranging from 1.2508 SGD to 1.2674 SGD per 1 USD) for each calendar quarter in 2014, as provided by the external firm that assists with the administration of our expatriate programs.

Overview
Stryker has a history of delivering solid financial results. Our executive pay programs have played a significant role in our ability to attract and retain the experienced executive team that has successfully driven our financial results over time.

The primary elements of compensation for our NEOs in 2014 were salary, bonus and stock awards consisting of stock options and performance stock units. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit pension plans for our NEOs. We believe the perquisites and personal benefits we provide to our NEOs are conservative to market.

Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker’s performance and the interests of our shareholders. Among the considerations in this regard are:

•	An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;

•
In 2014, the value of the variable, performance and stock-based compensation elements for the NEOs — bonuses, stock option grants valued using the Black-Scholes method and performance stock units — averaged 81% of the total value of the primary compensation elements (salary, actual bonus and stock awards). See “Summary Compensation Table” on page 24;

•
Our NEO bonus plans are based on difficult performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The NEOs’ payouts for 2014 (96% of target on average) were less than the 2013 levels (103% of target on average) as a result of performance that overall was below 2014 bonus plan goals that were generally more challenging than the prior year goals;

•
Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period. The payout related to the 2012 grant of performance stock units was 67% of target as a result of performance that exceeded the target goal for sales growth relative to a comparison group of companies but was below the threshold goal for average adjusted diluted net earnings per share growth;

•
We monitor a comparison group of medical technology companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation Committee’s independent compensation consultant and make adjustments as deemed appropriate by the Compensation Committee; and

•
We evaluate key risk issues related to compensation and, in this regard, engaged a third party to conduct a risk assessment of compensation programs in 2013 as discussed under “Compensation Risks” on page 6 and believe that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.

The Compensation Committee considered the results of the advisory shareholder vote on executive compensation at our 2014 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by 97% of the votes cast. The Compensation Committee continues to believe that our executive compensation policies, practices and programs are appropriate and, in light of the results of the advisory vote, believes our shareholders feel the same.
Compensation Objectives
We compete for executive talent in a highly competitive, global industry. We believe that our executive compensation program, which is a key component of our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company’s growth and profitability (as described more fully in “Why We Chose Particular Performance Metrics and Goals” on page 14), the Company’s bonus plans should focus executives on a mix of financially-oriented as well as qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans contain maximums on the payouts that can be earned in any year. The Company’s long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company’s long-term success (as described more fully in “Long-Term Incentive Compensation” beginning on page 18). The Compensation Committee believes that the Company’s incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company’s shareholders over the long term.
The principal objectives of our executive compensation policies and practices are to:

•	Attract, retain and motivate talented executives who drive the Company’s success;

•	Structure compensation packages with a significant percentage of compensation earned as variable pay, based on performance, which balances risk with the potential reward;

•	Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;

•	Provide flexibility to adapt to changing business needs;

•	Align total compensation with shareholder value creation; and

•	Establish compensation program costs that are reasonable, affordable and appropriate.
Executive Compensation Philosophy
We have an executive compensation philosophy that outlines the objectives of our compensation practices and serves as an ongoing reference for executive compensation decisions. This philosophy specifies compensation elements, defines the purpose of each element and generally expresses the target positioning of compensation levels that we desire to achieve over time. However, since one of the objectives of our compensation programs is to provide flexibility to adapt to the changing business environment and individual considerations, we recognize that there will be variations from our philosophy. In addition, changes to an individual NEO’s compensation elements, for example to meet desired market positioning indicated in our philosophy, may be phased in over multiple years. Each year we consider our NEO compensation in light of this philosophy.
Our executive compensation philosophy is summarized in the following table. Each compensation element, along with an explanation of how we make decisions about that element, is described in detail under “2014 Compensation Elements” beginning on page 13.

Compensation Elements, Purpose and Target Positioning to Market

Element	Purpose	Target Positioning to Market
Base Salary	• Attract and retain qualified talent	• Near market median (between 45th and 60th percentile)
Bonus Plan	• Motivate participants to achieve and exceed annual goals • Provide a competitive target compensation opportunity • Focus participants on key annual metrics	• Near market median (between 45th and 60th percentile)
Long-term Incentives
• Align participant interests with shareholders
• Balance short-term and long-term decision making
• Attract talent by offering a meaningful reward opportunity
• Retain key personnel via vesting and forfeiture provisions
• Provide opportunity to build stock ownership
• Up to the 75th percentile of market, but balance Company affordability
Savings and Retirement Plans
• Assist participants with retirement funding
• 401(k) Plan — provide above-market contributory retirement benefit opportunity
• Supplemental Plan — provide contributions for participants impacted by tax law limits on the 401(k) Plan
• Exceed general market practice
Health and Welfare Benefit Plans	• Provide employees and families with appropriate levels of coverage and security that are affordable for the Company	• Above-market benefit value
Perquisites	• Appropriate in light of position	• Conservative to market
Underlying our executive compensation philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see “Executive and Non-Employee Director Stock Ownership Guidelines” on page 21.
The target market positioning referenced in our executive compensation philosophy provides a framework against which the Compensation Committee evaluates individual NEO compensation decisions; however, the Compensation Committee also takes into account other factors, such as performance, tenure and experience. As a result, there may be variances from the target positioning.
The Role of Benchmarking in our Executive Compensation Decisions
We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Factors that were considered in determining the NEO compensation adjustments for 2014 included the results of the Company as a whole and, for Mr. Scannell, Mr. Subrahmanian and Mr. Floyd, of the business areas of the Company for which each was responsible, the individual’s performance, changes in compensation levels over recent years, performance against bonus plan goals, comparisons among roles internally, cost to the Company and market comparison data. Although we monitor the competitive landscape closely and our current practice is to conduct an external market benchmarking of our executive compensation levels and practices every other year, we have not focused solely on market comparison data when establishing compensation levels. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.
Hay Group, the Compensation Committee’s independent advisor, conducted a market benchmarking study in late 2012 in connection with establishing NEO compensation and the results were among the factors considered when 2014 compensation decisions were made, which are discussed in further detail beginning on page 12. The data provided to the Compensation Committee by Hay Group showed compensation levels consisting of the primary elements of total compensation — salary, bonus and long-term incentive values. The study concluded that, for the NEOs who were serving in an NEO position at the time of the study, target cash compensation levels were generally consistent with our executive compensation philosophy. The study also found that the grant value of the NEOs’ 2012 long-term incentive awards, which did not include the special restricted stock unit awards that were made for retention purposes at the time of the Chief Executive Officer transition in February 2012, was generally below the targeted positioning in our executive compensation philosophy.

The comparison group companies used in the 2012 benchmarking study were:

• Abbott Laboratories	• Covidien plc	• Smith & Nephew plc
• Baxter International Inc.	• C.R. Bard, Inc.	• St. Jude Medical, Inc.
• Becton, Dickinson and Company	• Johnson & Johnson	• Thermo Fisher Scientific Inc.
• Boston Scientific Corporation	• Medtronic, Inc.	• Zimmer Holdings, Inc.
• CareFusion Corporation	• Quest Diagnostics Incorporated
The comparison group was developed by Hay Group and management other than our NEOs and approved by the Compensation Committee and consisted of publicly traded companies that generally met the following criteria:

•	Product competitors or companies in the medical technology industry with which we compete for executive talent;

•	Significant global operations; and

•	Comparable size – i.e., similar sales, market capitalization and/or growth rates in revenue and earnings.
Hay Group conducted a further benchmarking study in late 2014. The comparison group was the same as that used in the 2012 study. The results generally were consistent with the conclusions of the 2012 study in that NEO target cash compensation levels, on average, remained consistent with our executive compensation philosophy and that the grant value of the 2014 long-term incentive awards were, on average, below target positioning. The results of the 2014 benchmarking study were one of the factors considered when the 2015 compensation decisions for the NEOs were made in February 2015. Those decisions are summarized on page 22 and will be discussed in further detail in the proxy statement for our 2016 meeting.

Management’s Role in Determining Executive Compensation
The Compensation Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board of Directors. The Chief Executive Officer’s role in determining executive compensation includes making recommendations on compensation decisions for the Company’s executives other than himself after reviewing information provided by our Vice President, Global Human Resources and other members of that department. Management’s role in determining executive compensation includes:

•
Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Committee;

•	Attending Compensation Committee meetings as requested to provide information, respond to questions and otherwise assist the Committee;

•	Developing individual NEO bonus plans for consideration by the Compensation Committee and reporting to the Committee regarding achievement against the bonus plans; and

•
Preparing stock-based award recommendations for the Committee’s approval, which includes providing the Committee regular updates on run rate (the rate at which stock awards are being awarded under our equity plans) and overhang (a measure of potential earnings dilution from stock awards) levels, and reporting to the Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.

Management performs a similar role for the Board with respect to the compensation of the Chief Executive Officer and the non-employee directors.
2014 Compensation Decisions
The Compensation Committee and independent directors approved Mr. Lobo’s 2014 cash compensation, which included an annualized salary of $1,060,000 (effective March 1, 2014), a 2.9% increase over the annualized 2013 amount, and a target bonus opportunity of $1,378,000, a 2.8% increase over the annualized 2013 target amount.
The Compensation Committee reviewed and approved the 2014 cash compensation levels for the other NEOs, after receiving recommendations from Mr. Lobo and our Vice President, Global Human Resources. These levels reflected subjective evaluations and decisions based on the scope of each NEO’s responsibilities in his current role, the level of performance in 2013 of the business areas for which he was responsible and his time and proficiency in the job. The annualized base salary amounts discussed below were effective as of March 1, 2014.

•	Mr. Jellison’s 2014 annualized salary was set at $539,000, a 2.7% increase over 2013, and his 2014 target bonus opportunity was increased to $377,300, a 2.7% increase over 2013.

•	Mr. Scannell’s 2014 annualized salary was set at $571,000, a 2.7% increase over 2013, and his 2014 target bonus opportunity was increased to $428,250, a 2.7% increase over 2013.

•	Mr. Subrahmanian’s 2014 annualized salary was set at $529,000, a 2.7% increase over 2013, and his 2014 target bonus opportunity was increased to $396,750, a 10.1% increase over 2013.

•	Mr. Floyd’s 2014 annualized salary was set at $520,000, an 8.3% increase over 2013, and his 2014 target bonus opportunity was increased to $390,000, a 16.1% increase over 2013.
The 2014 increases in salary and target bonus opportunity for Mr. Lobo and the other NEOs were believed to be consistent with general market trends and with increases within the Company generally. In addition, the increases reflect recognition of the fact that the salary for Mr. Floyd and the target bonus opportunities as a percent of salary for Mr. Floyd and Mr. Subrahmanian were below the median of similar positions in the 2012 benchmarking study and below other comparable internal Group President positions.
In addition, stock options and performance stock units were awarded to all of the NEOs in February 2014. See “Long-Term Incentive Compensation” beginning on page 18.
2014 Compensation Elements
Each of the compensation elements and its purpose is described below.
Base Salary:    Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO’s salary and performance annually and make decisions about amounts and adjustments. Factors that are considered in determining the executive’s salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary levels for 2014 were approved in February 2014 by the Compensation Committee or, in the case of Mr. Lobo, the independent members of the Board.
Annual Bonus:    The individually structured short-term bonus plans are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. For Mr. Lobo and Mr. Jellison, the primary focus of the 2014 bonus goals was total Stryker performance. In the case of the other NEOs, the main focus was on performance of the business areas for which they were responsible, with consolidated adjusted operating income and specified qualitative measures being additional factors. Since 2007, our Executive Bonus Plan has had a recoupment provision that is applicable under certain circumstances involving a restatement of our financial statements.  See “Recoupment Policy” on page 21 for information regarding our expanded recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers during or after 2015. For 2014, each NEO’s bonus plan designated a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Each 2014 bonus plan included an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, which is included in the “Maximum Bonus Opportunity” column in the table below, if 2014 goals for constant currency sales, adjusted operating income, diluted net earnings per share and constant currency international sales were achieved. Constant currency sales is a non-GAAP financial measure that we use to measure sales excluding the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Constant currency sales is calculated by translating the actual results at the foreign currency exchange rates that were used when establishing the target amounts at the beginning of the year. When calculating payouts related to constant currency sales, adjusted operating income and constant currency international sales, the impact of acquisitions that occur during the year is excluded as values related to potential acquisitions are not included in the bonus targets established early in the year. In addition, in the case of the constant currency sales goal, the business unit (consolidated in the case of Mr. Lobo and Mr. Jellison and Group for the others) for which each NEO was responsible must have achieved 95% of its adjusted operating income goal before any payout could occur. In the case of the constant currency international sales goal used in each NEO’s bonus plan, 95% of adjusted consolidated operating income, which is also a non-GAAP financial measure, must have been achieved before any payout could occur. The individual NEO bonus plans are discussed in detail later in this section under “2014 Bonus Plans.” The following table provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed above, actual bonus payment and actual payment as a percentage of target for each NEO in 2014:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Payment as Percentage of Target
Kevin A. Lobo	1,378,000	2,756,000	1,320,188	96%
William R. Jellison	377,300	754,600	350,152	93%
Timothy J. Scannell	428,250	856,500	555,218	130%
Ramesh Subrahmanian	396,750	793,500	288,218	73%
David K. Floyd	390,000	780,000	346,208	89%

Under our Executive Bonus Plan, the Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under the terms of the Plan. The 2014 bonus payments for Mr. Lobo, Mr. Jellison, Mr. Scannell and Mr. Floyd include upward adjustments of $68,900, $7,546, $21,413 and $3,900, respectively, in recognition of their efforts related to developing and implementing the Company’s transatlantic business model and the successful integration of acquisitions during 2014.

The Compensation Committee recommended the bonus plan target opportunity and goals for the Chief Executive Officer position and the independent directors approved them at meetings in February 2014. The actual payment for Mr. Lobo was approved by the independent directors in February 2015 based on his accomplishments as measured under his individual bonus plan. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs after receiving recommendations from the Chief Executive Officer at the Committee meetings in February 2014 and 2015, respectively.
Why We Chose Particular Performance Metrics and Goals
We generally established our 2014 bonus goals with a focus on our budget and growth over actual prior year outcomes. Stryker used sales and earnings goals as the primary measures in the NEO bonus plans for the following reasons:

•	These are key measures that are the objectives of our strategic plan;

•	These metrics focus our NEOs on growth and profitability, which are key to our long-term success;

•	Company-level sales, operating income and earnings per share goals generally align with our annual budget; and

•	We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
Historical Analysis of NEO Achievement of Bonus Plan Goals
The following information is useful to an understanding of the difficulty associated with achievement of the goals established for our NEOs in the 2014 bonus plans:

•
Comparisons of Stryker’s annualized sales and earnings growth rates over the preceding five years relative to those of the other medical technology companies that we use for comparison purposes showed that Stryker generally outperformed the majority of that group. The fact that we have not significantly, on average, overachieved our goals historically, as demonstrated below, but have generally exceeded the growth rates of the comparison group tells us that the sales and earnings goals we have established historically were difficult to achieve.

•
On average, over the past five years, the persons who held the Chief Executive Officer position, the Chief Financial Officer position and the other persons who were our NEOs during those years achieved the goals and bonus payments under their bonus plans as displayed in the table below. Beginning with 2013 NEO bonus plans, earnings per share and cash from operations ceased to be used as core bonus plan measures, with earnings per share being used as an overachievement measure and cash from operations no longer being used in NEO bonus plans.

Bonus Plan Measure	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Target (%)	Range of Bonus Payment vs. Target (%)
Sales (Company level)	99	98 to 100	96	92 to 100
Sales (Group/Division level)	98	92 to 102	94	66 to 163
Operating Income/Earnings per Share (Company)	100	99 to 101	84	50 to 100
Operating Income (Group/Division)	97	90 to 103	91	52 to 131
Cash from Operations (Company)	97	86 to 109	71	28 to 100
Cash from Operations (Group/Division level)	111	98 to 128	97	91 to 100
Qualitative (CEO)	102	70 to 125	102	70 to 125
Qualitative (CFO)	100	91 to 110	100	91 to 110
Qualitative (other NEOs)	101	75 to 125	101	75 to 125
The qualitative goals reflected in this table were subjectively evaluated.
2014 Bonus Plans
The 2014 annual bonus goals and weightings for each NEO are shown in the tables on pages 16 through 18. The following information is relevant to an understanding of those tables:

•
Threshold is the performance required before any bonus accrues. Performance below the threshold level results in no bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. Meeting the target goal results in the payment of 100% of bonus opportunity for the particular measure.

•
The tables express the goals for quantitative performance measures as a percentage change from 2013 actual results to show the degree of improvement required relative to the prior year to achieve bonus plan payment levels.

•
Bonus plan goals are based on the Company’s financial results as reported in conformance with GAAP but may be adjusted at the Committee’s discretion to reflect the impact of specified corporate transactions, changes in foreign currency exchange rates, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company or the applicable business unit are calculated on a comparable basis from year to year. Information with respect to adjustments made to GAAP consolidated operating income in 2014 that resulted in the adjusted consolidated operating income used in the calculation of the NEOs’ bonus awards is set forth below (dollar values in millions):

Item	Period Ending December 31, 2014
Operating income, as reported	$1,246
Acquired inventory “stepped up” to fair value	27
Acquisition and integration related charges	75
Amortization of intangible assets	188
Restructuring related charges	117
Rejuvenate and recall matters	761
Net currency adjustments	58
Operating income attributable to acquisitions that occurred during 2014	-8
Adjusted operating income for bonus calculation	$2,464

•
Information with respect to adjustments made to GAAP diluted net earnings per share in 2014 that resulted in the earnings per share used in the calculation of the NEOs’ bonus awards is set forth below:

Item	Period Ending December 31, 2014
Diluted net earnings per share, as reported	$1.34
Acquired inventory “stepped up” to fair value	0.04
Acquisition and integration related charges	0.13
Amortization of intangible assets	0.35
Restructuring related charges	0.20
Rejuvenate and recall matters	1.65
Tax matters	1.02
Diluted net earnings per share for bonus calculation	$4.73

•
For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of achievement to the goal. These subjective performance evaluations for 2014 were made by the Compensation Committee after considering recommendations from Mr. Lobo in the case of each of the other NEOs and by the independent directors in the case of Mr. Lobo, in each case after consideration was given to the individual’s performance with respect to the goal. The threshold payment for qualitative measures is zero percent.

Mr. Lobo — Chairman, President and Chief Executive Officer

	2014 Threshold			2014 Target
Core Bonus Potential	Threshold	Threshold as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	$2.375 bil.	4.6%	10	$2.499 bil.	10.1%	40
Sales	$8.934 bil.	-1.0%	10	$9.659 bil.	7.1%	40
Functional goal(1)	—	—	0	—	—	20
			20			100
Overachievement Bonus Potential
Operating income	$2.499 bil.	10.1%	0	$2.540 bil.	11.8%	25
Sales	$9.659 bil.	7.1%	0	$9.852 bil.	9.2%	25
Diluted net earnings per share	$4.82	7.3%	0	$4.90	9.1%	25
International sales	$3.245 bil.	6.9%	0	$3.310 bil.	9.0%	25
			0			100
______________

(1)
Qualitative assessment of developing and implementing the Company’s transatlantic business model, driving continued international market share growth, strengthening the Company’s leadership benchstrength and developing plans related to the Company’s cost structure.

Mr. Jellison — Vice President, Chief Financial Officer

	2014 Threshold			2014 Target
Core Bonus Potential	Threshold	Threshold as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	$2.375 bil.	4.6%	10	$2.499 bil.	10.1%	40
Sales	$8.934 bil.	-1.0%	10	$9.659 bil.	7.1%	40
Functional goal(1)	—	—	0	—	—	20
			20			100
Overachievement Bonus Potential
Operating income	$2.499 bil.	10.1%	0	$2.540 bil.	11.8%	25
Sales	$9.659 bil.	7.1%	0	$9.852 bil.	9.2%	25
Diluted net earnings per share	$4.82	7.3%	0	$4.90	9.1%	25
International sales	$3.245 bil.	6.9%	0	$3.310 bil.	9.0%	25
			0			100
______________

(1)
Qualitative assessment of developing and implementing the Company’s transatlantic business model, establishing a European regional headquarters and developing plans related to regional shared services.

Mr. Scannell — Group President, MedSurg and Neurotechnology

	2014 Threshold		2014 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income - group	-6.0%	5	10.6%	20
Operating income - consolidated	4.6%	5	10.1%	20
Sales	-1.3%	10	6.8%	40
Functional goal(2)	—	0	—	20
		20		100
Overachievement Bonus Potential(1)
Operating income - group	10.6%	0	13.4%	12.5
Operating income - consolidated	10.1%	0	11.8%	12.5
Sales	6.8%	0	8.9%	25
Diluted net earnings per share	7.3%	0	9.1%	25
International sales	6.9%	0	9.0%	25
		0		100
______________

(1)
Goals are specific to the MedSurg and Neurotechnology Group reporting to Mr. Scannell, except the goals related to operating income - consolidated, diluted net earnings per share and international sales, which are total Company goals.

(2)	Qualitative assessment of developing and implementing the Company’s transatlantic business model.

Mr. Subrahmanian — Group President, International

	2014 Threshold		2014 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income - group	-4.0%	5	12.9%	20
Operating income - consolidated	4.6%	5	10.1%	20
Sales	-0.1%	10	8.0%	40
Functional goal(2)	—	0	—	20
		20		100
Overachievement Bonus Potential(1)
Operating income - group	12.9%	0	15.7%	12.5
Operating income - consolidated	10.1%	0	11.8%	12.5
Sales	8.0%	0	10.1%	25
Diluted net earnings per share	7.3%	0	9.1%	25
International sales	6.9%	0	9.0%	25
		0		100
______________

(1)
Goals are specific to the International Group reporting to Mr. Subrahmanian, except the goals related to operating income - consolidated, diluted net earnings per share and international sales, which are total Company goals.

(2)	Qualitative assessment of increasing the Company’s value segment market share in emerging markets and developing and executing a plan to reduce expenses within the International Group.

Mr. Floyd — Group President, Orthopaedics

	2014 Threshold		2014 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2013 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income - group	-8.0%	5	8.2%	20
Operating income - consolidated	4.6%	5	10.1%	20
Sales	-0.1%	10	8.0%	40
Functional goal(2)	—	0	—	20
		20		100
Overachievement Bonus Potential(1)
Operating income - group	8.2%	0	11.0%	12.5
Operating income - consolidated	10.1%	0	11.8%	12.5
Sales	8.0%	0	10.1%	25
Diluted net earnings per share	7.3%	0	9.1%	25
International sales	6.9%	0	9.0%	25
		0		100
______________

(1)
Goals are specific to the Orthopaedics Group reporting to Mr. Floyd, except the goals related to operating income - consolidated, diluted net earnings per share and international sales, which are total Company goals.

(2)	Qualitative assessment of developing and implementing the Company’s transatlantic business model and successful integration of the MAKO business that was acquired in December 2013.

Long-Term Incentive Compensation:     In 2014, our NEOs were awarded stock options and performance stock units. The stock options granted on February 12, 2014 to our NEOs have an exercise price of $81.14 per share. The exercise price of the stock options granted to the NEOs is the closing price on the last trading day before the grant date. Such stock options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to stock options granted to other officers and key employees. Our plans prohibit repricing stock options without shareholder approval.
The performance stock units granted to the NEOs in 2014 will be earned based on the achievement of pre-established three-year average adjusted diluted net earnings per share growth goals as well as sales growth performance relative to a comparison group of companies over the 2014 to 2016 performance period. The performance stock units will vest and be settled in Common Stock in March 2017 following the completion of the three-year performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award. In addition, recipients of performance stock units are entitled to dividend equivalents on vested awards that will be converted into additional performance stock units based on the fair market value of a share of Common Stock on the dividend payment date.
The details of the 2014 stock awards grants to the NEOs are provided in the “2014 Grants of Plan-Based Awards” table on page 26. Stock awards in 2014 for other key employees generally consisted of stock options and restricted stock units. Stock options, performance stock units and restricted stock units are granted to provide employees with a personal financial interest in Stryker’s long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:

•	Aligning the personal and financial interests of management and other employees with shareholder interests;

•	Balancing short-term decision-making with a focus on improving shareholder value over the long-term; and

•	Providing a means to attract, reward and retain a skilled management team.
Management makes recommendations to the Compensation Committee about the stock award levels and terms. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation Committee after receiving recommendations from the Chief Executive Officer and for Mr. Lobo were approved by the Compensation Committee subject to final approval by the independent directors. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of stock options and performance stock units in 2014, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company or business area performance in recent years, comparisons among positions internally and market comparison data. The Compensation Committee also considered, in the aggregate for the Company, share availability under our equity plans, annual run rate, the financial expense of stock awards and potential shareholder dilution. The terms and conditions of our stock awards include recoupment provisions that are applicable in the event of a violation of the non-compete agreement to which each recipient has agreed. See “Recoupment Policy” on page 21 for information regarding our expanded recoupment policy that applies to all cash and equity incentive payments made pursuant to awards granted to elected corporate officers in or after 2015.
2012 Performance Stock Units: Results for the 2012-2014 Performance Period
In 2012, the Company granted performance stock units to members of our then executive leadership team. The 2012 performance stock units (“2012 PSUs”) could be earned based on the achievement of two equally weighted financial measures (average adjusted diluted net earnings per share growth and average sales growth relative to a comparison group of companies) over the three-year performance period of January 1, 2012 to December 31, 2014. The Compensation Committee chose these as measures for the 2012 PSUs in order to focus the executive leadership team on longer term growth and profitability. The Committee also believed that it was important to have a measure that assessed the Company’s growth on a relative basis, which resulted in the use of sales growth relative to a comparison group. We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
The 2012 PSUs will vest and be settled in Common Stock, along with any credited dividend equivalents associated with the vested 2012 PSUs, on March 21, 2015.
The following is the comparison group of 20 companies used to determine the relative sales growth performance for the 2012 PSUs:

• Abbott Laboratories	• Covidien plc	• Nuvasive, Inc.
• Baxter International Inc.	• C.R. Bard, Inc.	• Smith & Nephew plc
• Becton, Dickinson and Company	• General Electric (Healthcare Segment)	• St. Jude Medical, Inc.
• Biomet, Inc.	• Hill-Rom Holdings, Inc.	• Thermo Fisher Scientific Inc.
• Boston Scientific Corporation	• Intuitive Surgical, Inc.	• Wright Medical Group, Inc.
• CareFusion Corporation	• Johnson & Johnson	• Zimmer Holdings, Inc.
• Conmed Corporation	• Medtronic, Inc.
The foregoing companies were selected as they were identified, at the time the 2012 PSUs were granted, as competitors in the medical technology industry with which we compete for market share and/or executive talent. ArthroCare Corporation, which was originally included in the comparison group when the 2012 PSUs were granted, was not included in the performance calculation because the sales growth data was not available following its acquisition by Smith & Nephew plc in 2014.
The table below presents the performance goals, actual results and calculated payouts for the 2012 PSUs:

Average Adjusted Diluted Net Earnings Per Share Growth	Below Minimum	Minimum	Target	Maximum	Actual
Goal	< 8.0%	8.0%	10.5%	13.0%	6.3%
Earned PSUs, as % of Target	0	50	100	200	0
Weighted-Average (50%) Earned PSUs, as % of Target					0

Relative Average Sales Growth	Percentile Ranking				Actual
Goal	Below 33rd	33rd	62nd	86th and Above	70th
Earned PSUs as % of Target	0	50	100	200	133
Weighted-Average (50%) Earned PSUs, as % of Target					67

Total 2012 PSUs earned, as % of Target(1)					67
____________
(1) The 2012 PSUs earned exclude dividend equivalents, which cannot be calculated until the date of vesting.
For those NEOs who were granted 2012 PSUs, the number of 2012 PSUs that have been earned, but remain unvested until March 21, 2015, are included in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at 2014 Fiscal Year-End” table on page 28.
Retirement Plans:    We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan (“401(k) Plan”) — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan (“Supplemental Plan”) — in which certain employees, including the NEOs, may participate. The purpose of these Plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company’s matching contribution to the accounts of each NEO are determined by the NEO’s eligible compensation and individual contribution rate. The Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year’s eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2014 on behalf of each NEO are included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 24). Additionally, the amounts contributed under the Supplemental Plan for 2014 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the table on page 30 and the narrative associated with the table beginning on page 29.
The Company made contributions on behalf of Mr. Subrahmanian to the government pension program — the Central Provident Fund — in Singapore as mandated by law and this value is included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 24). We have defined benefit pension programs for some employees in certain international locations; however, no NEO participates in any defined benefit pension plan sponsored by Stryker.
Health and Welfare Benefits Plans:    We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees or, in the case of Mr. Subrahmanian, to U.S. employees on expatriate assignment. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.
Perquisites:    We provide perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative to market. In 2014, we paid for costs associated with an executive physical examination for Mr. Lobo, Mr. Jellison, Mr. Scannell and Mr. Floyd. In connection with his expatriate assignment, we provided Mr. Subrahmanian a leased automobile, including the payment of associated expenses, payment of club memberships, a cost of living allowance to maintain an equivalent level of purchasing power in Singapore relative to the United States, certain basic housing and utilities allowances, an education allowance for one of his children, payment for the transport and temporary storage of household goods, and payment of tax preparation services. We also paid certain taxes to the Singapore and United States tax authorities on behalf of Mr. Subrahmanian. The benefits and perquisites provided to Mr. Subrahmanian were in accordance with our understanding of customary practice for executive level expatriates in the Singapore market. The values of the above perquisites and other personal benefits are included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 24) for 2014.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements
Our practice is to review each NEO’s compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our executive compensation philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company’s long-term performance and enhance our retention hold on recipients.
Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact outcomes related to salary or bonus decisions for our NEOs and vice versa.
Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.
Equity Plans and Equity-Based Compensation Award Granting Policy
We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee and, for awards to the Chief Executive Officer, are submitted for approval to the independent directors of the Board. Non-employee director grants are made by the full Board. The Compensation Committee has delegated to the Chief Executive Officer the authority to make “off-cycle grants” to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2014, we made off-cycle grants to new hires, including those who became employees as a result of an acquisition, and to select employees to create a retention incentive. Annual limits for off-cycle grants are defined both per individual employee (20,000 stock options and, for awards other than options, 6,993 shares under our 2011 Long-Term Incentive Plan) and in the aggregate (300,000 stock options, and for awards other than options, 104,895 shares under our 2011 Long-Term Incentive Plan).
The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported on the NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:

•
The annual grant of stock awards will generally be made on the date of the February meeting of the Board of Directors. Any change in the annual grant date must be made with the prior approval of the Board.

•
Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards must be reported to the Compensation Committee and the Board of Directors at their next regular meetings.

Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company’s confidentiality, non-competition and non-solicitation agreement. Effective for stock awards made during and after 2006, we have included recoupment provisions in the terms and conditions of our stock awards that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed.
Executive and Non-Employee Director Stock Ownership Guidelines
Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has a stock ownership guideline policy in place for all non-employee directors, corporate officers, operating division presidents and select other senior management positions in the Company. The policy provides that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. Our stock ownership requirements for our non-employee directors and NEOs are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	5 times annual Board retainer	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years

For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded using an estimate of the net number of shares to be received after taxes, but does not include stock options or outstanding performance stock units. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. The Compensation Committee receives an annual update from management on the progress toward the ownership guidelines. As of the Company’s last annual measurement date of September 30, 2014, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date.
Our NEOs are prohibited from hedging any economic risk that may be associated with their ownership in Stryker stock. Our Insider Trading Policy prohibits the use of derivative securities (e.g., put or call options) or short sales or “selling short against the box” (i.e., short selling securities that a person already owns).
Recoupment Policy
Our Board has recently adopted a recoupment policy that applies uniformly to all cash and equity incentive payments made pursuant to awards granted to our elected corporate officers in or after 2015. Under this policy, the Compensation Committee may require recoupment from an elected officer if it determines that it is in the best interest of the Company to do so and the amount of the incentive compensation was based upon the achievement of certain financial results that were subsequently reduced due to a material restatement as a result of misconduct and would have been lower had it been based upon the restated financial results or the elected officer engaged in material misconduct or was negligent in exercising his or her supervisory responsibility to manage or monitor conduct or risks, in each case that resulted in a material violation of a law or regulation or a material Company policy relating to manufacturing, sales or marketing of our products. We will publicly disclose recoupment of compensation under this policy in situations where the Board determines that it is in the best interests of the Company and our shareholders to do so.
Employment Agreements and Severance Policy
We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any currently employed NEO. We have in the past made, and are likely in the future to make, separation payments to persons who were NEOs based on the specific facts and circumstances.
Company Tax and Accounting Issues
In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The accounting treatments considered include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.
Deductibility of Executive Compensation:    In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) generally eliminates the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding “performance-based compensation” meeting certain requirements. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design and administration of our compensation programs and in making appropriate payments to executives. Accordingly, the Compensation Committee may choose to authorize compensation that does not meet the requirements of Section 162(m) if it determines such payments are appropriate, and it has done so in the past.
Share-Based Compensation:    We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB Codification”) that requires companies to measure the cost of employee stock awards based on the grant-date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company’s compensation expense when determining and making stock awards.

2015 Compensation Decisions
The table below summarizes the 2015 compensation decisions for the 2014 NEOs. These decisions will be more fully discussed in the proxy statement for our 2016 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Stock Options (#)(2)	Number of Performance Stock Units at Target (#)(3)
Kevin A. Lobo	1,100,000	1,540,000	156,890	39,222
William R. Jellison	554,000	387,800	26,865	6,716
Timothy J. Scannell	587,000	469,600	56,955	14,238
Ramesh Subrahmanian	529,000	396,750	36,535	9,134
David K. Floyd	550,000	440,000	41,910	10,478
____________

(1)	Each NEO bonus plan for 2015 includes an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus based on sales and earnings metrics.

(2)
Stock options to purchase shares of the Company’s Common Stock were granted at an exercise price of $93.06 per share (the closing price as reported by the NYSE Composite Transactions on February 10, 2015, the last trading day before the grant date).

(3)	Key design features for the 2015 performance stock units include the following:

•
In order to earn any shares, a pre-established threshold level of three-year average adjusted diluted net earnings per share growth must be achieved, with the actual number of shares earned based on actual average adjusted diluted net earnings per share growth and sales growth relative to a comparison group of companies over the three-year performance period;

•	Payout range of 0% to 200% of the target award; and

•	Settled in Common Stock in early 2018 following the completion of the three-year performance period.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

William U. Parfet, Chair
Roch Doliveux, DVM
Louise L. Francesconi

Members of the Compensation Committee

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of the Company’s NEOs during each of the last three years or such shorter period since he became an NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled “Compensation Discussion and Analysis” beginning on page 9 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2014	1,055,000	0	3,249,982	3,231,527	1,320,188	263,450	9,120,147
Chairman, President and	2013	1,025,000	0	3,000,021	2,854,200	1,340,000	217,698	8,436,919
Chief Executive Officer	2012	585,417	79,971	5,928,655	1,792,267	465,421	376,423	9,228,154
William R. Jellison	2014	536,667	0	624,940	621,436	350,152	86,340	2,219,535
Vice President, Chief	2013	363,920	67,500	985,685	974,056	248,246	173,951	2,813,358
Financial Officer
Timothy J. Scannell	2014	568,500	0	1,049,952	1,043,996	555,218	106,523	3,324,189
Group President,	2013	553,333	0	999,964	951,400	399,895	99,887	3,004,479
MedSurg and	2012	507,222	0	1,255,342	482,657	354,734	87,429	2,687,384
Neurotechnology
Ramesh Subrahmanian	2014	526,667	0	800,040	795,502	288,218	515,117	2,925,544
Group President,	2013	512,500	0	749,941	713,588	345,171	874,850	3,196,050
International(1)	2012	500,000	0	1,110,301	374,159	246,090	551,534	2,782,084
David K. Floyd	2014	513,333	0	800,040	795,502	346,208	85,583	2,540,666
Group President,	2013	477,500	0	749,941	713,588	415,954	471,032	2,828,015
Orthopaedics
______________

(1)
USD amounts in this proxy statement with respect to Mr. Subrahmanian have been calculated using average exchange rates (ranging from 1.2508 SGD to 1.2674 SGD per 1 USD) for each calendar quarter in 2014, as provided by the external firm that assists with the administration of our expatriate programs.

Salary. The Salary column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan.
Bonus. The Bonus column reflects discretionary cash payments. The discretionary payment to Mr. Jellison in 2013 was a sign-on bonus in connection with his employment with the Company. The discretionary payment to Mr. Lobo in 2012 reflects his performance and the Company’s performance after his promotion to President and Chief Executive Officer in October 2012. Payments under our individual NEO bonus plans pursuant to our Executive Bonus Plan are reflected in the Non-Equity Incentive Plan Compensation column and are discussed below under that heading.

Stock Awards.   The Stock Awards column represents the aggregate grant-date fair value of performance stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification based on the target shares granted and the closing price of our Common Stock on the last trading day before the grant date. The grant-date fair value of the NEOs’ 2014 performance stock unit awards, if earned at maximum levels, was $6,499,963, $1,249,881, $2,099,903, $1,600,081 and $1,600,081 for Mr. Lobo, Mr. Jellison, Mr. Scannell, Mr. Subrahmanian and Mr. Floyd, respectively.
Option Awards.   The Option Awards column represents the aggregate grant-date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under the heading “Grant-Date Fair Value of Stock and Option Awards” beginning on page 26.
Non-Equity Incentive Plan Compensation.   The Non-Equity Incentive Plan Compensation column reflects the non-discretionary bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan.

All Other Compensation.   The All Other Compensation column includes the following items for 2014:

•
Stryker 401(k) Plan and Supplemental Plan matching contributions and discretionary contributions made in March 2015 pertaining to the 2014 Plan year, in amounts of $263,450, $86,340, $106,523, $95,902 and $85,583 for Mr. Lobo, Mr. Jellison, Mr. Scannell, Mr. Subrahmanian and Mr. Floyd, respectively. Also included is a $6,684 mandatory contribution made on Mr. Subrahmanian’s behalf to a Singapore government pension program.

•
In accordance with SEC disclosure requirements, perquisites and personal benefits received by any NEO if the total value was $10,000 or more, which must be identified by type regardless of amount and which must be quantified if the amount for any type exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that NEO. Mr. Subrahmanian is the only NEO for whom perquisites and personal benefits exceeded $10,000 in 2014. These benefits, which are associated with his expatriate assignment, include certain basic housing allowances — rent, fees, and utilities ($173,519), costs associated with a leased automobile and related expenses ($76,456), a cost of living allowance to maintain an equivalent level of purchasing power in Singapore relative to the United States, an education allowance for one of his children, tax preparation services, transportation and temporary storage of household goods and club memberships.

•
In Mr. Subrahmanian’s case, we also paid certain taxes to the Singapore and U.S. tax authorities on his behalf ($33,429) and he received tax gross-up payments totaling $32,128, in each case related to his expatriate assignment.

The Compensation Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except for relocation expenses and items related to expatriate assignments and in isolated cases where particular circumstances warrant.
Primary Compensation Elements.   The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards consisting of performance stock units and stock options, in relation to the total of such elements for each NEO:

Name	Salary (%)	Bonus Plan Payment (%)	Performance Stock Units Grant-Date Value (%)(1)	Stock Option Grant-Date Value using Black-Scholes (%)(1)
Kevin A. Lobo	12%	15%	37%	36%
William R. Jellison	25%	17%	29%	29%
Timothy J. Scannell	18%	17%	33%	32%
Ramesh Subrahmanian	22%	12%	33%	33%
David K. Floyd	21%	14%	33%	32%
______________

(1)
Uses aggregate grant-date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2014 awards of performance stock units and stock option grants. See “Grant-Date Fair Value of Stock and Option Awards” beginning on page 26.

2014 Grants of Plan-Based Awards
The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2014, the range of payout potential for performance stock unit awards granted in 2014 and the stock options granted to the NEOs in 2014 that are disclosed in the Summary Compensation Table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant-Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. Lobo	—	275,600	1,378,000	2,756,000	—	—	—	—	—	—	—
	2/12/2014	—	—	—	20,027	40,054	80,108	—	—	—	3,249,982
	2/12/2014	—	—	—	—	—	—	160,215	81.14	80.95	3,231,527
W. Jellison	—	75,460	377,300	754,600	—	—	—	—	—	—	—
	2/12/2014	—	—	—	3,851	7,702	15,404	—	—	—	624,940
	2/12/2014	—	—	—	—	—	—	30,810	81.14	80.95	621,436
T. Scannell	—	85,650	428,250	856,500	—	—	—	—	—	—	—
	2/12/2014	—	—	—	6,470	12,940	25,880	—	—	—	1,049,952
	2/12/2014	—	—	—	—	—	—	51,760	81.14	80.95	1,043,996
R. Subrahmanian	—	79,350	396,750	793,500	—	—	—	—	—	—	—
	2/12/2014	—	—	—	4,930	9,860	19,720	—	—	—	800,040
	2/12/2014	—	—	—	—	—	—	39,440	81.14	80.95	795,502
D. Floyd	—	78,000	390,000	780,000	—	—	—	—	—	—	—
	2/12/2014	—	—	—	4,930	9,860	19,720	—	—	—	800,040
	2/12/2014	—	—	—	—	—	—	39,440	81.14	80.95	795,502

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.   Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2014 individual bonus plans for the NEOs. Bonus payments related to quantitative measures would have been zero if performance had been below threshold. The “Summary Compensation Table” on page 24 shows the actual non-equity incentive plan payments received for 2014.
Estimated Possible Payouts Under Equity Incentive Plan Awards.   Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2014 to 2016 performance period. The number of performance stock units earned could be zero if performance is below threshold.
All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on the Date of Grant.   Stock option grants are shown in number of shares. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans.
Grant-Date Fair Value of Stock and Option Awards.   This column represents the grant-date fair value of each stock option and performance stock unit granted in 2014, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification. The performance stock unit awards that were granted in February 2014, if earned based on achievement of the pre-established goals, vest 100% on March 21, 2017. The actual value an NEO realizes from performance stock units will depend on the price of our Common Stock on the date of vesting and the number of shares earned.

The stock option values throughout this proxy statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2014	2013	2012
Risk-free interest rate	2.1%	1.3%	1.3%
Expected dividend yield	1.8%	1.9%	1.5%
Expected stock price volatility	26.3%	27.9%	27.6%
Expected option life	7.1	7.1	7.1
______________

(1)
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Stock option awards have a ten-year term and generally become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2014 Fiscal Year-End
This table sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs at December 31, 2014 (dollar values, except option exercise price, are based on the closing price of $94.33 as reported by the NYSE Composite Transactions on December 31, 2014):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Lobo	4-26-11	15,513	10,342	58.02	4-25-21	—	—	—	—
	2-21-12	11,194	16,791	53.60	2-20-22	12,219	1,152,618	—	—
	10-01-12	43,118	64,677	55.66	9-30-22	77,854	7,343,968	—	—
	2-13-13	37,494	149,976	64.01	2-12-23	—	—	46,868	4,421,058
	2-12-14	0	160,215	81.14	2-11-24	—	—	40,054	3,778,294
William R. Jellison	4-30-13	12,793	51,172	65.66	4-29-23	15,991	1,508,431	—	—
	2-12-14	0	30,810	81.14	2-11-24	—	—	7,702	726,530
Timothy J. Scannell	4-22-05	40,000	0	48.27	4-21-15	—	—	—	—
	2-07-06	50,000	0	46.85	2-06-16	—	—	—	—
	2-14-07	47,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	48,400	0	67.80	2-11-18	—	—	—	—
	2-10-09	85,000	0	42.00	2-09-19	—	—	—	—
	2-23-10	54,936	13,734	53.09	2-22-20	—	—	—	—
	2-09-11	20,733	13,822	59.70	2-08-21	—	—	—	—
	2-21-12	14,440	21,660	53.60	2-20-22	14,023	1,322,790	—	—
	2-13-13	12,498	49,992	64.01	2-12-23	—	—	15,622	1,473,623
	2-12-14	0	51,760	81.14	2-11-24	—	—	12,940	1,220,630
Ramesh Subrahmanian	9-27-11	19,041	12,694	47.27	9-26-21	—	—	—	—
	2-21-12	11,194	16,791	53.60	2-20-22	12,219	1,152,618	—	—
	2-13-13	9,374	37,496	64.01	2-12-23	—	—	11,716	1,105,170
	2-12-14	0	39,440	81.14	2-11-24	—	—	9,860	930,094
David K. Floyd	12-05-12	11,040	16,560	54.35	12-4-22	9,200	867,836	—	—
	2-13-13	9,374	37,496	64.01	2-12-23	—	—	11,716	1,105,170
	2-12-14	0	39,440	81.14	2-11-24	—	—	9,860	930,094
______________

(1)	All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant.

(2)	The following table presents information related to the vesting schedules of restricted stock units (“RSUs”) and earned, but unvested, performance stock units (“PSUs”) for each of the NEOs:

Name	Grant Date	Award Type	# of Units	Vesting Schedule
Kevin A. Lobo	2-21-12	PSUs	6,219	100% on 3-21-15
	2-21-12	RSUs	6,000	100% on 3-21-15
	10-01-12	PSUs	23,955	100% on 3-21-15
	10-01-12	RSUs	53,899	100% on 10-01-15
William R. Jellison	4-30-13	RSUs	15,991	100% on 4-30-16
Timothy J. Scannell	2-21-12	PSUs	8,023	100% on 3-21-15
	2-21-12	RSUs	6,000	100% on 3-21-15
Ramesh Subrahmanian	2-21-12	PSUs	6,219	100% on 3-21-15
	2-21-12	RSUs	6,000	100% on 3-21-15
David K. Floyd	12-05-12	RSUs	9,200	100% on 12-05-15

(3)
The 2013 and 2014 performance stock unit awards will be earned based on the achievement of pre-established goals covering the performance periods of 2013-2015 and 2014-2016, respectively. The numbers shown represent the target number of units that can be earned, excluding dividend equivalents that cannot be calculated until the date of vesting. If earned, the 2013 PSUs vest on March 21, 2016 and the 2014 PSUs vest on March 21, 2017.

2014 Option Exercises and Stock Vested
The table below includes information related to options exercised by and restricted stock units and performance stock units, including dividend equivalents, vested in respect of each of the NEOs during 2014. The table also includes the value realized for such options, restricted stock units and performance stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	—	—	11,618	905,073
William R. Jellison	—	—	—	—
Timothy J. Scannell	36,000	1,185,480	18,233	1,482,343
Ramesh Subrahmanian	—	—	13,578	1,106,007
David K. Floyd	—	—	—	—
______________

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

(2)	Represents the market price of the underlying shares on the date of vesting.
Pension Benefits
None of our NEOs participates in any defined benefit pension plan sponsored by the Company.
2014 Nonqualified Deferred Compensation
NEOs are eligible to participate in the Stryker Corporation 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Stryker Corporation Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($17,500 annual deferral and $260,000 compensation in 2014). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2014, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including all of our NEOs, was paid in March of 2015. The table on page 30 shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Kevin A. Lobo	174,100	236,500	30,199	0	815,171
William R. Jellison	379,500	59,390	11,005	0	449,896
Timothy J. Scannell	73,840	79,573	62,420	0	1,891,497
Ramesh Subrahmanian	213,624	68,952	15,496	0	584,352
David K. Floyd	18,067	58,633	891	0	118,690
______________

(1)	These amounts, contributed in March 2015 but earned for 2014, are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 24.

(2)
Aggregate balance consists of employee and Company contributions and investment earnings. The 2014 year-end balance includes registrant contributions made in March 2015 that were earned in 2014. The following amounts of the reported aggregate balance were compensation for 2013 or 2012 and are included in the “All Other Compensation” column for those years for the NEOs who were eligible to participate in the Supplemental Plan:

Name	Registrant Contributions in 2013 ($)	Registrant Contributions in 2012 ($)
Kevin A. Lobo	146,143	55,437
Timothy J. Scannell	73,287	59,508
Ramesh Subrahmanian	56,845	40,195
David K. Floyd	25,925	—

Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.
Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. The investment alternatives for the NEOs in the Supplemental Plan are identical to the investment alternatives of all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2014, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan or Supplemental Plan.
Benefits from the Supplemental Plan may be paid following termination of employment as a lump sum or in installments, or a combination thereof, based on the individual’s payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death. In the case of death, payments will be made within 60 days if the participant elected the lump sum payment alternative.

Potential Payments upon Termination
Potential Severance Payments to NEOs Upon Termination:    We have no employment or severance agreement in place with any currently employed NEO. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances. All of our NEOs have agreed to Stryker’s confidentiality, non-competition and non-solicitation agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and, if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Lobo, Mr. Jellison, Mr. Scannell, Mr. Subrahmanian and Mr. Floyd amounts totaling $2,380,188, $889,152, $1,126,218, $817,218 and $866,208, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth for them assume 2014 salary and bonus levels, a December 31, 2014 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company’s decision whether to enforce the non-compete, compensation paid by future employers and other factors and assumptions.

Stock options granted since February 7, 2006 and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination:	Vested Options Exercisable:	Unvested Options or Units Are:
Death or Disability	For one year from termination
Options and restricted stock units are 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and are earned based on the performance through the most recently completed year.

Retirement(1)	Until original expiration date	Options are 100% vested and exercisable until original expiration date. Unvested restricted stock units and performance stock units are forfeited upon retirement.
Other Reasons	For 30 days from termination	Forfeited(2)
______________

(1)
Retirement is defined for purposes of our stock plans as termination at or after age 65, or age 60 if the individual has been employed by us for at least 10 years. As of December 31, 2014, none of the NEOs met the age and service requirements for retirement as defined in the stock plans.

(2)
The estimated value of unvested options, restricted stock units and performance stock units that would have been forfeited by each NEO if his employment had terminated as of December 31, 2014 are the same as the values shown in the table in the following section “Potential Payments Upon Certain Corporate Transactions.”

The timing of payment of certain amounts, for example the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.
The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.
Potential Payments upon Certain Corporate Transactions:    Our 2006 and 2011 Long-Term Incentive Plans expressly permit the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change in control of the Company.
As of December 31, 2014, each NEO held the number of unvested stock options, as well as unvested restricted stock units and performance stock units set forth opposite his name below that could be vested upon the occurrence of a change in control. The unrealized values of the unvested options and units are based on the closing price as reported by the NYSE Composite Transactions on December 31, 2014.

			Restricted Stock Units		Performance Stock Units
Name	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)	Number of Shares Underlying Unvested Units (#)(1)	Unrealized Value of Unvested Units ($)
Kevin A. Lobo	402,001	10,220,983	59,899	5,650,273	117,096	11,045,666
William R. Jellison	81,982	1,873,485	15,991	1,508,431	7,702	726,530
Timothy J. Scannell	150,968	4,125,730	6,000	565,980	36,585	3,451,063
Ramesh Subrahmanian	106,421	2,938,369	6,000	565,980	27,795	2,621,902
David K. Floyd	93,496	2,319,161	9,200	867,836	21,576	2,035,264
______________

(1)
Represents the earned amount relating to the 2012 grant of performance stock units, excluding dividend equivalents that cannot be calculated until the date of vesting, which will vest on March 21, 2015 and the target number of performance stock units that could be earned, excluding dividend equivalents, relating to the 2013 and 2014 grants of performance stock units.

COMPENSATION OF DIRECTORS
Director Compensation
The structure of our non-employee director pay program in 2014 was generally unchanged from 2013. Mr. Lobo received no additional compensation for his service as a director. Directors who were not employees received a fixed annual fee of $60,000 in 2014 and an additional annual fee of $55,000 if they served on one or more Committees of the Board. The Audit Committee chair received an additional $20,000 and all other Committee chairs received an additional $10,000. Mr. Parfet received additional fees for the periods during which he served as Non-Executive Chairman and Lead Independent Director that resulted in his annual cash compensation for all roles in which he served the Company totaling $233,560. During 2014, we granted each outside director an option to purchase 4,355 shares of Common Stock, with an exercise price of $81.14, equal to the closing price on the last trading day before the grant date, and 1,089 restricted stock units.
The table below sets forth the compensation paid during 2014 to our directors who were not employees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Howard E. Cox, Jr.	120,000	85,656	87,840	293,496
Srikant M. Datar, Ph.D.	115,000	85,656	87,840	288,496
Roch Doliveux, DVM	115,000	85,656	87,840	288,496
Louise L. Francesconi	125,000	85,656	87,840	298,496
Allan C. Golston	135,000	85,656	87,840	308,496
Howard L. Lance(1)	31,250	85,656	87,840	204,746
William U. Parfet	233,560	85,656	87,840	407,056
Andrew K. Silvernail	115,000	85,656	87,840	288,496
Ronda E. Stryker	115,000	85,656	87,840	288,496
______________

(1)	Mr. Lance resigned from the Board of Directors effective March 31, 2014.

(2)
The Stock Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification based on the number of shares granted and the closing price of our Common Stock on the last trading day before the grant date.

(3)
The Option Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for stock option grants made in 2014. Stock Compensation values are derived using the Black-Scholes option pricing model assumptions that are discussed under the heading “Grant-Date Fair Value of Stock and Option Awards” beginning on page 26.

The following table sets forth the number of unvested restricted stock units and unexercised stock options held by each non-employee director as of December 31, 2014:

Name	Stock Awards Outstanding at December 31, 2014 (#)	Option Awards Outstanding at December 31, 2014 (#)
Howard E. Cox, Jr.	1,089	73,525
Srikant M. Datar, Ph.D.	1,089	42,880
Roch Doliveux, DVM	1,089	29,783
Louise L. Francesconi	1,089	65,525
Allan C. Golston	1,089	19,555
William U. Parfet	1,089	65,325
Andrew K. Silvernail	1,089	4,355
Ronda E. Stryker	1,089	73,525
Options to non-employee directors become exercisable at 20% of the underlying shares per year over five years. Restricted stock units vest on March 21 of the next calendar year after the grant date. Non-employee directors are subject to our stock ownership guidelines of five times the annual retainer within five years of joining the Board. See “Compensation Discussion and Analysis — Executive and Non-Employee Director Stock Ownership Guidelines” on page 21.
The 2015 annual director fees remain the same as the 2014 fees. On February 11, 2015, each non-employee director was granted an option to purchase 3,795 shares, with an exercise price of $93.06, equal to the closing price on February 10, 2015, the last trading day before the grant date, and 948 restricted stock units.

AUDIT COMMITTEE REPORT
We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker’s independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company’s internal control over financial reporting as of December 31, 2014. We monitor and oversee these processes. We also approve the selection and appointment of Stryker’s independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.
In this context, we met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, throughout the year and reported the results of our activities to the Board of Directors. We specifically did the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with Stryker’s management;

•
Discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Submitted by:

Allan C. Golston, Chair
Howard E. Cox, Jr.
Srikant M. Datar, Ph.D.
Andrew K. Silvernail

Members of the Audit Committee

PROPOSAL 1 — ELECTION OF DIRECTORS
Nine directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.
The proxies will be voted for the election of each of the nominees unless instructed otherwise. The Board of Directors recommends that shareholders vote FOR all nominees. Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a “holdover director.” Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days thereafter. The Company will promptly publicly disclose the Board’s decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation in a Form 8-K filed with the SEC. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
The nominees for election as directors were approved by the Board following the recommendation of our Governance and Nominating Committee. Set forth below is certain biographical information regarding each of the nominees and a discussion of the particular experience, qualifications, attributes or skills that led the Governance and Nominating Committee and the Board to conclude that such person should serve as a director at this time.

Name, Age, Principal Occupation and Other Information	Director Since
HOWARD E. COX, JR., age 71	1974
Partner of Greylock and its affiliated venture capital partnerships since 1971. He is also a Director Secretary of Defense Business Board, a member of the Harvard Medical School Board of Fellows and of the Investment Committees of the Dana Farber Cancer Institute, Partners Healthcare System, Inc. and the Boston Museum of Fine Arts.

Mr. Cox has a broad and deep level of experience as a board member, having served on over 30 boards of directors, including many that were public companies and a number of which were in the healthcare industry. His extensive experience in the venture capital business has given him valuable insight in assessing overall business risks, particularly related to acquisitions. Having served on the Stryker Board for 40 years, he brings a valuable historical context to our Board.

SRIKANT M. DATAR, Ph.D., age 61	2009
Arthur Lowes Dickinson Professor at the Graduate School of Business Administration of Harvard University since 1996 and Senior Associate Dean from 2001 to 2010. From 1989 to 1996, he was Edmund W. Littlefield Professor at the Graduate School of Business, Stanford University. He is also a director of Novartis AG, a multinational pharmaceutical and consumer health products company, ICF International, Inc., a management, technology and policy consulting firm, and T-Mobile US, Inc., a provider of wireless voice, messaging and data services.

Dr. Datar has an extensive background in accounting and finance and a variety of other business areas, including organization design and performance measurement. His strong accounting and finance background and his experience as chair of the Audit Committee at Novartis AG and T-Mobile US, Inc. allow him to make significant contributions on our Audit Committee. His service on the boards of global companies involved in pharmaceuticals and high tech gives him great insights on assessing Stryker’s technology and strategies to expand our business globally.

ROCH DOLIVEUX, DVM, age 58	2010
     Former Chief Executive Officer and Chairman of the Executive Committee of UCB S.A., a global biopharmaceutical company, from 2005 through 2014. Prior thereto, he was Chief Executive Officer of Pierre Fabre Pharmaceuticals and President of Schering-Plough International, a subsidiary of Schering-Plough Corporation.

Dr. Doliveux has extensive experience in life science and healthcare companies, including product management, global marketing, research and development, and strategic and organizational change management. His exposure to business in many geographies and cultures is very valuable as Stryker seeks to expand its global presence.

Name, Age, Principal Occupation and Other Information	Director Since
LOUISE L. FRANCESCONI, age 61	2006
Former Vice President of Raytheon Company and former President of Raytheon Missile Systems, which she led from 1996 to July 2008. She is Chairman of the Tucson Medical Center Healthcare Board of Trustees and a director of UNS Energy Corporation, a utility that delivers natural gas and electric service.

Ms. Francesconi’s extensive experience in various leadership roles in operations and finance functions at Raytheon and other major businesses for over 30 years enable her to bring a wealth of insight into the complex operational, financial and governance issues facing the Company. Her role as Chairman of the Tucson Medical Center Board also has provided useful insights from the perspective of a healthcare provider.

ALLAN C. GOLSTON, age 48	2011
President, United States Program for the Bill & Melinda Gates Foundation since 2006, and Chief Financial and Administrative Officer of the Bill & Melinda Gates Foundation from 2000 to 2006.
Mr. Golston has extensive experience in auditing, finance and the healthcare industry. He is a Certified Public Accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. In his service to the Gates Foundation, he has contributed to the strategic formation and operation of successful initiatives to provide healthcare, education and other human needs, all of which give him understanding that will assist Stryker in our global efforts to meet the needs of patients and caregivers. Additionally, Mr. Golston’s expertise and experience in financial matters enable him to make valuable contributions to our Audit Committee.

KEVIN A. LOBO, age 49	2012
Mr. Lobo was named Chairman of the Board in July 2014 and has served as President and Chief Executive Officer of the Company since 2012. He joined the Company as a Group President in April 2011. Prior thereto, he held several senior leadership roles over eight years with Johnson & Johnson, including serving as worldwide president of Ethicon Endo-Surgery and president of J&J’s Medical Products business in Canada. Mr. Lobo is also a director of Parker-Hannifin Corporation, a manufacturer of motion and control technologies and systems.

Mr. Lobo’s more than 25 years of global business and leadership experience across multiple industries, including healthcare, enables him to provide valuable insight to the Board regarding the Company’s operations and the strategic planning initiatives necessary to meet the demands of the changing environment. As the sole member of management on our Board, he provides management’s business perspectives and the necessary link to the day-to-day operations.

WILLIAM U. PARFET, age 68	1993
Mr. Parfet has served as Chairman and Chief Executive Officer of MPI Research, Inc., a global preclinical research organization, since 1999. He is also a director of Monsanto Company, a provider of agricultural products that improve farm productivity, and Taubman Centers, Inc., a real estate development company.

From 1993 to 1996, Mr. Parfet served as the president and CEO of Richard-Allan Medical, a worldwide manufacturer of surgical products. Prior to that, he had a 30-year career with the Upjohn Company (now part of Pfizer) as both an executive and member of the Board of Directors. He also previously served as a trustee of the Financial Accounting Foundation, the group that oversees the Financial Accounting Standards Board. Mr. Parfet has extensive experience in executive leadership roles, in serving as a director on the boards of a number of public companies and a long tenure on the Stryker Board, giving him a deep understanding of the role of the Board of Directors and positioning him well to serve as our Lead Independent Director.

ANDREW K. SILVERNAIL, age 44	2013
Chairman, President and Chief Executive Officer of IDEX Corporation, Chairman since 2012 and President and Chief Executive Officer since 2011, and Vice President, Group Executive from January 2009 to August 2011. Mr. Silvernail is also a trustee for the Manufacturers Alliance for Productivity and Innovation (MAPI).

By virtue of service as Chairman, President and Chief Executive Officer of IDEX Corporation and his prior  experience in executive leadership positions with IDEX and another large public company, Mr. Silvernail provides valuable business, leadership and management insights and useful perspectives to our Board discussions.  His experience leading a large public company with global operations gives him a clear understanding of the issues facing a multinational business such as ours.

RONDA E. STRYKER, age 60	1984
Granddaughter of the founder of the Company and daughter of a former President of the Company. She is also Vice Chair and a director of Greenleaf Trust, a Michigan chartered bank, Vice Chair of Spelman College, a trustee of Kalamazoo College and member of the Harvard Medical School Board of Fellows.

Ms. Stryker brings a strong interest in advocating the benefits of diversity and various matters regarding social responsibility. As the Company’s largest individual shareholder and a member of the founding family, she brings a strong shareholder perspective, unlike that of any other member of our Board, making her a valuable component of a well-rounded Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm and such firm reports directly to the Audit Committee. Ernst & Young LLP and its predecessor firms, Ernst & Ernst and Ernst & Whinney, have been retained as the Company’s independent auditor continuously since 1974. The Committee reviews the qualifications, performance, fees and independence of Ernst & Young LLP and considers whether the firm should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor’s lead audit partner be rotated every five years. The prior Ernst & Young LLP lead audit partner completed five years of service in that capacity with the completion of the audit of the Company’s 2012 consolidated financial statements. The process for the selection of the new lead audit partner included a meeting between the Chair of the Audit Committee and the candidate recommended by Ernst & Young LLP for the role, as well as discussion by the full Committee and management.
The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP is in the best interest of the Company and our shareholders and, at its February 2015 meeting, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2015, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its July meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. We expect representatives of Ernst & Young LLP to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2015. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.
Fees and Services

The fees billed by Ernst & Young LLP with respect to the years ended December 31, 2014 and 2013 were as follows:

	2014 ($)	2013 ($)
Audit Fees	7,512,000	7,067,000
Audit Related Fees	123,000	123,000
Tax Fees	7,665,000	3,882,000

Audit Fees include amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of our employee benefit plans. Tax Fees include amounts for tax compliance, tax advice and tax planning services. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during 2015. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP, other than non-audit services that satisfy a de minimis exception provided by applicable law, and is ultimately responsible for the determination of the audit fees to be paid to Ernst & Young LLP. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee’s December meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in his absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting.

Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting on the proposal is required for ratification. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for 2015.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As described under “Compensation Discussion and Analysis” beginning on page 9, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company’s success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with this philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure under “Executive Compensation” beginning on page 24 that describe the compensation of our NEOs during each of the last three fiscal years or such shorter period that they were a NEO. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a “say-on-pay” advisory vote. Pursuant to a policy we adopted in 2011, we provide our shareholders with the opportunity to vote on a “say-on-pay” advisory vote at each annual meeting. Accordingly, in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:
RESOLVED, that the shareholders of Stryker Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement for this annual meeting pursuant to the rules of the Securities and Exchange Commission, including “Compensation Discussion and Analysis,” the Summary Compensation Table and the compensation tables and narrative disclosure under “Executive Compensation.”
This advisory vote is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board of Directors unanimously recommends a vote FOR the resolution set forth in Proposal 3.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2016 Annual Meeting
Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2016 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 20, 2015. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.
Under our By-Laws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2016 annual meeting must be received in writing by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than December 31, 2015, and no later than January 30, 2016. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. At the present time, there is no 10% holder. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2014. However, it recently came to the attention of Mr. Parfet that a trust established by him for the benefit of his descendants had purchased a total of 705 shares of our Common Stock in four transactions in 2010 and 2011 that were inadvertently not reported to the SEC as indirectly owned by Mr. Parfet at that time. A Form 5 was filed with the SEC on February 6, 2015 to report those transactions.
Other Action
At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.
Expenses of Solicitation
The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Dean H. Bergy
Vice President, Corporate Secretary

March 19, 2015

STRYKER CORPORATION
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85121-P62028 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. Elect nine directors:

Nominees:

	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;	☐	☐	☐
3. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker®

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2014 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

M85122-P62028

stryker®

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2015

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 19, 2015, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 29, 2015, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

stryker®

STRYKER CORPORATION
C/O COMPUTERSHARE INVESTOR SERVICES
P.O. BOX 43078
PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by April 28, 2015, in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85123-P62028 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker®

1. Elect nine directors:

Nominees:

	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;	☐	☐	☐
3. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker®

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2014 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

M85124-P62028

stryker®

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2015

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 19, 2015, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 29, 2015, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ____________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

stryker®

STRYKER CORPORATION
C/O VANGUARD
P.O. BOX 2900
VALLEY FORGE, PA 19482-2900

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by April 28, 2015, in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85125-P62028 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker®

1. Elect nine directors:

Nominees:

	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;	☐	☐	☐
3. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

stryker®

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Stryker Corporation 401(k) Savings and Retirement Plan, the Stryker Corporation 401(k) Plan for Sales Employees, and the Stryker Puerto Rico Savings and Retirement Plan (the Plans). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 P.M. Eastern on April 28, 2015, you will be treated as directing the Plans' Trustee to vote the shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2014 Annual Report on Form 10-K and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

M85126-P62028

stryker®

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 29, 2015

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 19, 2015, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 29, 2015, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)